EXHIBIT 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED
FINANCIAL INFORMATION

On July 3, 2017, pursuant to a Purchase Agreement dated May 18, 2017 (the “RockPile Purchase Agreement”) with RockPile Holdings, RockPile Management NewCo, LLC, a Delaware limited liability company (together with the RockPile Holdings, the “RockPile Seller Parties”) and RockPile Energy Services, LLC (“RockPile”), Keane Group, Inc. (“Keane” or the “Company”) completed its acquisition of 100% of the equity interests of RockPile (the “RockPile Acquisition”) for (i) approximately $123.3 million in cash, including approximately $4.4 million in respect of deposits previously paid by RockPile Seller Parties for 30,000 previously ordered hydraulic fracturing horsepower, (ii) 8,684,210 shares of our common stock and (iii) certain contingent value rights, as discussed herein. In connection with the RockPile Acquisition, the Company and certain of its subsidiaries entered into an amendment to the existing Company’s term loan facility with each of the incremental lenders party thereto, each of the existing lenders party thereto and Owl Rock Capital Corporation (“Owl Rock”) to provide for an additional $135.0 million incremental term loan (the “Additional Financing” and together with the RockPile Acquisition, the "RockPile Transactions"). The Additional Financing was used (i) to fund the cash consideration in connection with the RockPile Acquisition and any other payments required under the RockPile Purchase Agreement, (ii) to pay fees and expenses related to the foregoing and (iii) to fund general corporate purposes.
The unaudited pro forma condensed combined and consolidated financial information presents Keane’s unaudited pro forma condensed combined and consolidated balance sheet as of June 30, 2017, and unaudited pro forma condensed combined and consolidated statements of operations and comprehensive (loss) for the year ended December 31, 2016, and for the six months ended June 30, 2017 and the six months ended June 30, 2016 based on the consolidated historical financial statements of Keane, after giving effect to the RockPile Transactions.
For purposes of the unaudited pro forma condensed combined and consolidated balance sheet, the RockPile Acquisition and Additional Financing were assumed to have occurred as of June 30, 2017. For purposes of the unaudited pro forma condensed combined and consolidated statements of operations and comprehensive (loss), the RockPile Acquisition and related Additional Financing were assumed to have occurred as of January 1, 2016.
Prior to our acquisition of Rockpile, on September 8, 2016, RockPile Energy Services, LLC’s (“RockPile Predecessor”) net assets were acquired by a wholly owned subsidiary of RockPile Energy Holdings, LLC, a company controlled by certain funds affiliated with White Deer Energy, L.P. (“White Deer Acquisition”). As a result of the White Deer Acquisition, a new basis of accounting was created on September 8, 2016. The results of operations of RockPile prior to September 8, 2016 are referred to as RockPile Predecessor’s results. The results of operations from September 8, 2016 to December 31, 2016 are referred to as RockPile Successor’s results. The unaudited pro forma condensed combined and consolidated statements of operations and comprehensive (loss) for the year ended December 31, 2016, the six months ended June 30, 2017 and the six months ended June 30, 2016 are based on the historical financial statements of Keane as well as RockPile Predecessor and RockPile Successor prior to the RockPile Acquisition.
 The unaudited pro forma condensed combined and consolidated financial information is prepared in accordance with Article 11 of Regulation S-X, using the assumptions set forth in the notes to the unaudited pro forma condensed combined and consolidated financial information. The unaudited pro forma condensed combined and consolidated financial information includes adjustments that give effect to events that are directly attributable to the RockPile Transactions, are factually supportable and, with respect to our statements of operations, are expected to have a continuing impact.
The unaudited pro forma condensed combined and consolidated financial information is provided for informational purposes only and is not necessarily indicative of the operating results that would have occurred if the RockPile Transactions had been completed as of the dates set forth above, nor is it indicative of the future results of the Company. The unaudited pro forma condensed combined and consolidated financial information also does not give effect to the potential impact of any anticipated synergies, operating efficiencies or cost savings that may result from the acquisition of RockPile or any integration costs that do not have a continuing impact.
The unaudited pro forma condensed combined and consolidated financial information should be read in conjunction with the consolidated financial statements of Keane and RockPile.

KEANE GROUP, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2017
(IN THOUSANDS)

	Historical		Pro Forma
	Keane	RockPile	Adjustments for RockPile Transactions		Combined
Assets
Current Assets:
Cash and cash equivalents	$75,552	$20,379	$7,758	a	$103,689
Trade and other accounts receivable	142,677	57,117	—		199,794
Inventories, net	30,501	2,895	(42)	b	33,354
Prepaid and other current assets	10,799	13,630	—		24,429
Total current assets	259,529	94,021	7,716		361,266
Property and equipment, net	285,569	81,413	76,241	c	443,223
Goodwill	50,624	—	77,372	d	127,996
Intangible assets	41,322	6,136	14,831	e	62,289
Notes receivable	—	—	250	f	250
Other noncurrent assets	5,573	613	(250)	f	5,936
Total Assets	$642,617	$182,183	$176,160		$1,000,960
Liabilities and Owners' Equity
Current liabilities:
Accounts payable	$83,321	$38,999	$—		$122,320
Accrued expenses	65,564	22,161	—		87,725
Current maturities of capital lease obligations	2,642	—	—		2,642
Current maturities of long-term debt	342	—	581	h	923
Stock based compensation - current	4,281	—	—		4,281
Deferred revenue	—	23,053	—		23,053
Contingent liabilities	—	—	11,962	g	11,962
Other current liabilities	1,750	—	—		1,750
Total current liabilities	157,900	84,213	12,543		254,656
Capital lease obligations, less current maturities	4,210	—	—		4,210
Long-term debt, net of unamortized deferred financing costs and unamortized debt discount, less current maturities	144,535	—	130,470	h	275,005
Stock-based compensation - non-current	4,281	—	—		4,281
Other noncurrent liabilities	4,242	827	—		5,069
Total noncurrent liabilities	157,268	827	130,470		288,565
Total Liabilities	315,168	85,040	143,013		543,221
Owners' equity (deficit):
Members’ equity	—	106,013	(106,013)	i	—
Common stock, par value $0.01 per share (authorized 500,000 shares, Actual - issued 103,147, Pro Forma - issued 111,831 shares)	1,031	—	87	i	1,118
Paid-in capital excess of par value	404,361	—	130,203	i	534,564
Retained deficit	(75,384)	(8,870)	8,870	i	(75,384)
Accumulated other comprehensive (loss)	(2,559)	—	—		(2,559)
Total owners’ equity	327,449	97,143	33,147		457,739
Total liabilities and owners’ equity	$642,617	$182,183	$176,160		$1,000,960

See notes to unaudited pro forma condensed combined and consolidated financial information.

KEANE GROUP, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED STATEMENTS
OF OPERATIONS AND COMPREHENSIVE (LOSS)
FOR THE SIX MONTHS ENDED JUNE 30, 2017
(IN THOUSANDS)

	Historical		Pro Forma
	Keane	Rockpile	Adjustments for RockPile Transactions		Combined
Revenue	$563,289	$188,070	$(72)	k	$751,287
Operating costs and expenses:
Cost of services (excluding depreciation and amortization, shown separately)	502,376	162,125	(11,492)	l	653,009
Depreciation and amortization	63,112	628	23,052	m	86,792
Selling, general and administrative expenses	39,884	28,034	(1,220)	n	66,698
Total operating costs and expenses	605,372	190,787	10,340		806,499
Operating income (loss)	(42,083)	(2,717)	(10,412)		(55,212)
Other expense:
Other income, net	3,705	9	—		3,714
Interest expense	(44,710)	(294)	(5,956)	o	(50,960)
Total other expenses	(41,005)	(285)	(5,956)		(47,246)
Loss before income taxes	(83,088)	(3,002)	(16,368)		(102,458)
Deferred income tax expense	(1,065)	—	275	p	(790)
Net loss	$(84,153)	$(3,002)	$(16,093)		$(103,248)
Net loss attributable to Predecessor	(8,769)
Net loss attributable to Keane Group, Inc.	(75,384)
Other comprehensive income (loss):
Foreign currency translation adjustments	44	—	—		44
Hedging activities	184	—	—		184
Total comprehensive loss	$(83,925)	$(3,002)	$(16,093)		$(103,020)

Net loss per share:
Basic and diluted net loss per share	$(0.83)				$(0.94)
Weighted-average shares outstanding: basic and diluted	100,932		8,684	q	109,616

See notes to unaudited pro forma condensed combined and consolidated financial information.

KEANE GROUP, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED STATEMENT
OF OPERATIONS AND COMPREHENSIVE (LOSS)
FOR THE SIX MONTHS ENDED JUNE 30, 2016
(IN THOUSANDS)

	Historical		Pro Forma
	Keane	Rockpile Predecessor	Adjustments for RockPile Transactions		Combined
Revenue	$152,784	$51,162	$(45)	k	$203,901
Operating costs and expenses:
Cost of services (excluding depreciation and amortization, shown separately)	152,884	57,267	(12,469)	l	197,682
Depreciation and amortization	43,829	326	22,534	m	66,689
Selling, general and administrative expenses	35,516	11,348	1,125	n	47,989
Total operating costs and expenses	232,229	68,941	11,190		312,360
Operating income (loss)	(79,445)	(17,779)	(11,235)		(108,459)
Other expense:
Other income, net	1,006	8	—		1,014
Interest expense	(18,445)	(2,292)	(6,016)	o	(26,753)
Total other expenses	(17,439)	(2,284)	(6,016)		(25,739)
Loss before income taxes	(96,884)	(20,063)	(17,251)	p	(134,198)
Deferred income tax expense	—	—	—		—
Net loss	$(96,884)	$(20,063)	$(17,251)		$(134,198)
Other comprehensive income (loss):
Foreign currency translation adjustments	65	—	—		65
Hedging activities	1,234	—	—		1,234
Total comprehensive loss	$(95,585)	$(20,063)	$(17,251)		$(132,899)

Net loss per share:
Basic and diluted net loss per share	$(1.11)				$(1.40)
Weighted-average shares outstanding: basic and diluted	87,313		8,684	q	95,997

See notes to unaudited pro forma condensed combined and consolidated financial information.

KEANE GROUP, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED STATEMENT
OF OPERATIONS AND COMPREHENSIVE (LOSS)
FOR THE YEAR ENDED DECEMBER 31, 2016
(IN THOUSANDS)

	Historical			Pro Forma
	Keane	RockPile Predecessor (January 1 - September 7, 2016)	RockPile Successor (September 8 - December 31, 2016)	Adjustments for RockPile Transactions		Combined
Revenue	$420,570	$75,695	$47,842	$(141)	k	$543,966
Operating costs and expenses:
Cost of services (excluding depreciation and amortization, shown separately)	416,342	83,618	45,811	(21,262)	l	524,509
Depreciation and amortization	100,979	479	355	44,885	m	146,698
Selling, general and administrative expenses	52,768	21,269	7,533	2,274	n	83,844
Impairment	185	—	—	—		185
Total operating costs and expenses	570,274	105,366	53,699	25,897		755,236
Operating loss	(149,704)	(29,671)	(5,857)	(26,038)		(211,270)
Other income (expense):
Other income (expense), net	916	60,933	5	—		61,854
Interest expense	(38,299)	(3,651)	(16)	(12,001)	o	(53,967)
Total other expenses	(37,383)	57,282	(11)	(12,001)		7,887
Loss before income taxes	(187,087)	27,611	(5,868)	(38,039)	p	(203,383)
Deferred income tax expense	—	—	—	—		—
Net loss	$(187,087)	$27,611	$(5,868)	$(38,039)		$(203,383)
Other comprehensive income (loss):
Foreign currency translation adjustments	22	—	—	—		22
Hedging activities	1,857	—	—	—		1,857
Total comprehensive (loss)	$(185,208)	$27,611	$(5,868)	$(38,039)		$(201,504)

Net loss per share:
Basic and diluted net loss per share	$(2.14)					$(2.12)
Weighted-average shares outstanding: basic and diluted	87,428			8,684	q	96,112

See notes to unaudited pro forma condensed combined and consolidated financial information.

Notes to the Unaudited Pro Forma Condensed Combed and Consolidated Financial Information

1. Basis of Presentation
The unaudited pro forma condensed combined and consolidated financial information is derived by applying pro forma adjustments to Keane’s historical consolidated financial statements for the year ended December 31, 2016, the six months ended June 30, 2017 and the six months ended June 30, 2016. RockPile Energy Holdings, LLC acquired the net assets of RockPile Energy Services, LLC in September 2016. As a result of the transaction, a new basis of accounting was created on September 8, 2016. The results of operations of RockPile Energy Services, LLC prior to September 8, 2016 are referred to as RockPile Predecessor’s results. The results of operations of RockPile Energy Holdings from September 8, 2016 to December 31, 2016 are referred to as RockPile Successor's results. The historical financial statements of RockPile have been extracted from RockPile’s interim financial information as of and for the six months ended June 30, 2017 and for the six months ended June 30, 2016, and RockPile’s annual financial statements for the year ended December 31, 2016, which include the RockPile Predecessor and RockPile Successor periods. Both Keane and RockPile have fiscal years that end on December 31.
Any nonrecurring items directly attributable to the RockPile Transactions are included on the unaudited pro forma condensed combined and consolidated balance sheet but not in the unaudited pro forma condensed combined and consolidated statements of operations and comprehensive (loss). In contrast, any nonrecurring items that were already included in Keane’s or RockPile’s historical consolidated financial statements that are not directly related to the RockPile Transactions have not been eliminated and are further discussed below. In addition, the pro forma information reflects adjustments required to conform RockPile’s accounting policies to Keane’s accounting policies.
The acquisition of RockPile was accounted for using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations. Under the acquisition method of accounting, the total consideration transferred in connection with the RockPile Transactions is allocated to the tangible and identifiable intangible assets acquired and the liabilities assumed based on their fair values, in each case based on the estimated fair value of RockPile’s tangible and intangible assets and liabilities as of July 3, 2017, the date on which the RockPile Transactions were consummated. The excess of the consideration transferred over the net tangible and identifiable intangible assets acquired will be recorded as goodwill. Refer to Note 2, Preliminary Purchase Price Allocation, for further details.

Significant Nonrecurring Items Included in the Historical Financial Statements

RockPile has incurred certain charges that we do not believe to be indicative of core operations and we believe are significant to current operating results, some of which we believe are unlikely to recur. The pro forma condensed combined and consolidated financial statements have not been adjusted to eliminate these charges. As such, these charges are separately discussed herein. For further discussion of these items, refer to RockPile’s audited financial statements for the year ended December 31, 2016 and unaudited interim financial statements for the six months ended June 30, 2017 and 2016.

Cancellation of debt income
As a result of the White Deer Acquisition on September 8, 2016, RockPile Predecessor recognized approximately $60.9 million of cancellation of debt income. This gain on debt settlement is included in RockPile Predecessor’s consolidated statements of operations and comprehensive income for the period from January 1, 2016 to September 7, 2016.
Transaction costs
RockPile Predecessor incurred approximately $4.8 million of transaction costs related to the White Deer Acquisition which are included in selling, general and administrative expenses in RockPile Predecessor’s statements of operations and comprehensive income for the period from January 1, 2016 to September 7, 2016.
Conforming Accounting Policies
RockPile historically included the portion of depreciation expense related to revenue producing property and equipment in cost of services. Keane presents all depreciation and amortization on a separate line in the statements of operations. The pro forma adjustment reclassifies RockPile's depreciation expense related to revenue producing property and equipment from cost of services to depreciation and amortization in the pro forma condensed combined consolidated statements of operations and comprehensive (loss).
RockPile historically expensed certain hydraulic fracturing engine components, such as transmissions and power ends, when purchased. Keane capitalizes the cost of transmissions and power ends and depreciates them over useful lives of three years and two and a half years, respectively, when placed into service. The pro forma adjustment to RockPile's cost of services removes the impact of expensing these items when purchased. We have included the estimated depreciation expense of these items in depreciation and amortization in the pro forma condensed combined consolidated statements of operations and comprehensive (loss).
RockPile historically classified rig engines as inventory and expensed the engines as they were placed into service. Keane classifies engines as equipment and depreciates them over useful lives of four years. The pro forma adjustment reclassifies Rockpile’s engine from inventory to property, plant and equipment. We have included the estimated depreciation expense of the rig engine in depreciation and amortization in the pro forma condensed combined consolidated statements of operations and comprehensive (loss).
RockPile historically classified insurance and property tax expenses as cost of services. Keane classifies these expenses as selling, general and administrative expenses. The pro forma adjustment reclassifies these expenses from cost of services to selling, general and administrative expenses in the pro forma condensed combined consolidated statements of operations and comprehensive (loss). Additionally, RockPile historically classified health, safe and environmental (“HSE”) professional fees as selling, general and administrative expenses. Keane classifies these fees as cost of services. The pro forma adjustment reclassifies HSE professional fees from selling, general and administrative expenses to cost of services in the pro forma condensed, combined consolidated statements of operations and comprehensive (loss).
RockPile historically included deferred revenue within accrued expenses, whereas Keane includes the current portion of deferred revenue within other current liabilities. The pro forma adjustment reclassifies the current portion of deferred revenue from accrued expenses to deferred revenue in the pro forma condensed combined consolidated balance sheet.

2. Preliminary Purchase Price Allocation
The Company accounted for the RockPile Transactions using the acquisition method of accounting in accordance with ASC 805, Business Combinations. The purchase accounting is subject to the twelve-month measurement period adjustments to reflect any new information that may be obtained in the future about facts and circumstance that existed as of the acquisition date that if known, would have affected the measurement of the amounts recognized as of that date.
The total consideration under the generally accepted accounting principles ("U.S. GAAP") purchase accounting that was transferred to acquire RockPile of $245.2 million, net of cash acquired, is comprised of $123.3 million in cash (as further described in the table below), $130.3 million of common stock in Keane (the “Rockpile Acquisition Shares”) and approximately $12.0 million attributed to the fair value of the contingent consideration associated with the Keane Group Contingent Value Rights Agreement (the “CVR Agreement”). The equity consideration is calculated based on 8,684,210 shares of Keane common stock issued at a closing stock price on July 3, 2017 of $16.29 per share, subject to a 7.9% discount due to lack of marketability as a result of the lockup agreement between Keane and the sellers.

Closing cash purchase price	$115,193,900
Seller transaction expenses paid by buyer	5,199,267
Purchase price escrow amount	1,400,000
Indemnification escrow	1,500,000
Total U.S. GAAP cash consideration	$123,293,167

The CVR Agreement entitles each holder of a Rockpile Acquisition Share (the “Rockpile Holders”) on April 10, 2018 (the “CVR Payment Date”) to a payment (“CVR Payment Amount”) per Rockpile Acquisition Share equal to the difference between (a) $19.00 and (b) the arithmetic average of the dollar volume weighted average price of Keane’s common stock on each trading day for twenty trading days randomly selected by Keane during the thirty trading day period immediately preceding the last business day prior to the nine month anniversary date of the CVR Agreement (the "Twenty-Day VWAP") provided that the CVR Payment Amount shall not exceed $2.30 per share, or an aggregate of $20.0 million. The aggregate payment under the CVR Agreement will be reduced on a dollar for dollar basis if (i) the aggregate gross proceeds received in connection with the resale of any Rockpile Acquisition Shares plus (ii) the product of the number of Rockpile Acquisition Shares held by Rockpile Holders on the CVR Payment Date and the Twenty-Day VWAP plus (iii) the aggregate CVR Payment Amount exceeds $165 million. The fair value estimate of the contingent consideration under the CVR Agreement is based on an option-pricing model using a Monte Carlo simulation. The fair value estimate of the contingent consideration is preliminary and subject to change based on our final fair value.

Our preliminary allocation of the estimated total consideration is set forth below. These amounts are preliminary and may change when we finalize our fair value estimates. The preliminary allocation of the consideration transferred is based on the estimated fair values of the assets acquired and the liabilities assumed:

Cash consideration	$123,293
Equity consideration	130,290
Contingent consideration	11,962
Less: Cash acquired	(20,379)
Total purchase consideration, less cash acquired	$245,166

Fair value of consideration transferred allocated to:
Trade and other accounts receivable	$57,117
Inventories, net	2,853
Prepaid and other current assets	13,630
Property and equipment, net	157,654
Intangible assets	20,967
Notes receivable	250
Other noncurrent assets	363
Assets acquired	252,834
Accounts payable	38,999
Accrued expenses	22,161
Deferred revenue	23,053
Other noncurrent liabilities	827
Liabilities assumed	85,040
Goodwill	77,372
Total purchase price consideration	$245,166

3. Pro Forma Adjustments
The adjustments in each of the statements presented above give effect to the following:

•
adjustments associated with the effects of adjusting the historical net book values of the assets acquired and liabilities assumed to their estimated fair values and related impact on the statements of operations and comprehensive income (loss), such as revised depreciation expense on the estimated fair value of the acquired property and equipment;

•	adjustments associated with the amortization of acquired intangible assets;

•	consideration of non-recurring items directly attributable to our acquisition of RockPile such as transaction costs;

•	adjustments to the historical financial statements of RockPile to present its financial statements in conformity with Keane's accounting policies.

•	the impact of the purchase price of the RockPile Acquisition, including payment of cash and issuance of common stock as part of the consideration transferred to effect the RockPile Acquisition; and

•	the Additional Financing under the Company’s incremental term loan used to finance the RockPile Acquisition and the associated impact to interest expense.

The unaudited pro forma condensed combined and consolidated balance sheet and statements of operations and comprehensive loss give effect to the following adjustments:

a.	Cash
Represents the cash consideration paid for the RockPile Acquisition and net proceeds from the Additional Financing:

June 30, 2017
Net proceeds from the Additional Financing	131,051
Less: Cash consideration paid for RockPile Acquisition	(123,293)
Net pro forma adjustment to cash	$7,758

b.	Inventories, net
Represents the adjustment to recognize preliminary fair value of the acquired inventory. This adjustment also reflects the reclassification of a rig engine from inventory to property, plant and equipment.

c.	Property and equipment, net
Represents the adjustments to recognize the preliminary fair value of the acquired property and equipment, which includes the acquisition of transmissions and power ends that were historically expensed when purchased by RockPile. This adjustment also reflects the reclassification of $0.2 million of software for internal use acquired from RockPile from property and equipment to intangible assets, and the reclassification of a rig engine acquired from RockPile from inventory to property, plant and equipment, to conform with Keane’s accounting policies.

d.	Goodwill
Represents the adjustment to recognize goodwill as the amount of purchase consideration that is in excess of the preliminary fair value of the assets acquired and the liabilities assumed.

e.	Intangible assets
Represents the adjustment to recognize the preliminary fair value of the acquired intangible assets. This adjustment also includes the reclassification of $0.2 million of software for internal use acquired from RockPile from property and equipment to intangible assets to conform with Keane’s accounting policies.

f.	Notes receivable
Represents the reclassification of $0.3 million of a long-term note receivable acquired from RockPile from other noncurrent assets to notes receivable.

g.	Contingent consideration
Represents the preliminary fair value of the contingent consideration related to the CVR Agreement included as part of the purchase consideration and described in detail in the current report on form 8-K filed on July 3, 2017, and incorporated by reference herein.

h.	Long-term debt
Represents the borrowing under the Additional Financing, net of original issue discount and deferred financing costs:

June 30, 2017
The Additional Financing	$135,000
Less: Original issue discount and deferred financing costs	(3,949)
Net proceeds from the Additional Financing	$131,051

i.	Equity
Represents the adjustments to eliminate RockPile’s historical equity and to issue 8,684,210 shares of Keane’s common stock to the seller at the Closing Date stock price of $16.29, subject to a 7.9% discount for lack of marketability.

j.	Retained earnings
Represents the adjustment to eliminate RockPile’s historical RockPile retained earnings.

k.	Revenue
Represents the adjustment to reclassify rental income from revenue to reduce rental expense within selling, general and administrative expenses.

l.	Cost of services
The net pro forma adjustment to cost of services is comprised of the following items:

			RockPile
	Six months ended June 30, 2017	Six months ended June 30, 2016	Predecessor (January 1 - September 7, 2016)	Successor (September 8 - December 31, 2016)	Combined year ended December 31, 2016
Eliminate Rockpile's historical depreciation expense from cost of services	$(8,904)	$(11,193)	$(14,820)	$(2,680)	$(17,500)
Eliminate expenses related to the purchase of power ends and transmissions	(1,867)	(562)	(1,113)	(1,103)	(2,216)
Reclassify RockPile's historical expenses between cost of services and selling, general and administrative expenses	(721)	(714)	(1,019)	(527)	(1,546)
Pro forma adjustment to cost of sales	$(11,492)	$(12,469)	$(16,952)	$(4,310)	$(21,262)
The adjustment to reclassify RockPile’s historical expenses between cost of services and selling, general and administrative expenses include the following adjustments:

•
reclassification of historical insurance and property tax expenses of $0.8 million, $1.0 million, and $1.6 million for six months ended June 30, 2017 and 2016, and year ended December 31, 2016, respectively, from cost of services to selling, general and administrative expenses; and

•	remaining balance comprises of reclassification of historical HSE professional fees from selling, general and administrative expenses to cost of services.

m.	Depreciation and amortization
The net pro forma adjustment to depreciation and amortization is comprised of the following items:

			RockPile
	Six months ended June 30, 2017	Six months ended June 30, 2016	Predecessor (January 1 - September 7, 2016)	Successor (September 8 - December 31, 2016)	Combined year ended December 31, 2016
Eliminate Rockpile's historical depreciation and amortization expense	$(628)	$(326)	$(479)	$(356)	$(835)
Adjust depreciation and amortization expense for acquired assets and reclassifications (see footnote above)	23,680	22,860	31,369	14,351	45,720
Pro forma adjustment to depreciation and amortization	$23,052	$22,534	$30,890	$13,995	$44,885

Pro forma depreciation and amortization expense related to the assets acquired is recorded within the depreciation and amortization line item in the pro forma condensed combined and consolidated statements of operations.

n.	Selling, general and administrative expenses
The net pro forma adjustment to selling, general and administrative expenses is comprised of the following items:

			RockPile
	Six months ended June 30, 2017	Six months ended June 30, 2016	Predecessor (January 1 - September 7, 2016)	Successor (September 8 - December 31, 2016)	Combined year ended December 31, 2016
Eliminate transaction costs related to the Rockpile Acquisition	$(2,238)	$—	$—	$—	$—
Reclassify RockPile's historical expenses between selling, general and administrative expense and cost of services	649	668	944	462	1,406
Adjust for new compensation arrangements with RockPile personnel	369	457	630	238	868
Pro forma adjustment to selling, general and administrative expenses	$(1,220)	$1,125	$1,574	$700	$2,274

The adjustment to eliminate transaction costs related to the RockPile Acquisition includes the elimination of legal and other professional fees incurred during the historical period that are non-recurring but are directly attributable to the transaction.
The adjustment to reclassify RockPile’s historical expenses between selling, general and administrative expenses and cost of services include the following adjustments:

•
reclassification of historical insurance and property tax expenses of $0.8 million, $1.0 million, and $1.6 million for six months ended June 30, 2017 and 2016, and year ended December 31, 2016, respectively, from cost of services to selling, general and administrative expenses; and

•	remaining balance comprises of reclassifications of historical expenses such as rental income and HSE professional fees.
The adjustment for new compensation arrangements with RockPile employees include the following adjustments:

•	addition of stock compensation expense related to new Keane restricted stock units and stock options issued to five RockPile executives;

•	elimination of RockPile’s historical stock compensation expense related to the five RockPile executives who received new Keane stock compensation awards;

•	elimination of executive retention bonuses related to the RockPile Transactions that were paid by RockPile in the six months ended June 30, 2017; and

•
addition of $1.0 million of expense related to the two-year executive retention bonus program issued to certain Rockpile management members, which will be paid ratably by Keane on the first and second anniversaries of the Rockpile closing on July 3, 2017.

o.	Interest expense
Represents the adjustment to reflect interest expense and amortization of original issue discount and deferred financing fees related to the Additional Financing based on a current interest rate of 8.35%.

p.	Income tax expense
As Keane was treated as a non-taxable partnership for federal and generally state income tax purposes, during the year ended December 31, 2016 (and there was no income tax expenses incurred for Canadian Corporate income tax nor Texas margin base purposes), we have not applied an income tax expense adjustment to the pro forma statement of operations and comprehensive (loss) for the year ended December 31, 2016 or the six months ended June 30, 2016.

For the pro forma statement of operations for the six months ended June 30, 2017, Keane is treated as a taxable corporation for income tax purposes and we have applied Keane’s effective tax rate for the period of (1.42)% to the pretax loss of RockPile as adjusted for the pro forma statement of operations and comprehensive (loss). The effective tax rate differs from the statutory rate primarily due to a valuation allowance.

q.	Net loss per share
Represents the adjustment to issue 8,684,210 shares of Keane’s common stock to the seller as part of the purchase consideration. As a result of the pro forma combined and consolidated net loss reported for the six months ended June 30, 2017 and 2016, and for the year ended December 31, 2016, the basic and diluted net loss per share were the same, with no consideration given to potentially anti-dilutive securities.